INDEMNITY AGREEMENT
THIS AGREEMENT is made and entered into as of this [__]th day of [_________], 20__ by and between Avago Technologies Limited, a public company limited by shares organized under the laws of the Republic of Singapore (the “Company”), and [______________] (“Director”).
RECITALS
WHEREAS, Director performs a valuable service to the Company in his or her capacity as a director;
WHEREAS, the members of the Company have adopted a Memorandum and Articles of Association (the “Articles”) providing for the indemnification of the Company’s directors, auditors, secretary and other officers, as authorized by the Companies Act (Chapter 50 of Singapore), as amended from time to time (the “Act”);
WHEREAS, the Articles and the Act permit contracts between the Company and its directors, auditors, secretary and other officers with respect to indemnification of such persons; and
WHEREAS, in order to induce Director to continue to serve as a director, the Company has determined and agreed to enter into this Agreement with Director;
NOW, THEREFORE, in consideration of Director’s continued service as director after the date hereof, the parties hereto agree as follows:
AGREEMENT
1.Services to the Company. Director will serve as a director of the Company and as a director, officer or other fiduciary of one or more Company affiliates (including any employee benefit plan of the Company) (collectively “Company”) faithfully and to the best of his or her ability so long as he or she is duly elected and qualified in accordance with the provisions of the Act, the Articles or other applicable charter documents of the Company or such affiliate; provided, however, that Director may at any time and for any reason resign from such positions (subject to any contractual obligation Director may have assumed apart from this Agreement), and that the Company or any affiliate shall have no obligation under this Agreement to continue Director in any such position.
2.    Indemnity of Director; Insurance. Subject to, and to the maximum extent permitted by the Articles, the Act or other applicable law, the Company hereby agrees to hold harmless and indemnify Director from and against all matters of whatsoever nature and howsoever arising by reason of or in connection with Director’s provision of services under clause 1 above. During all periods that Director is providing services under clause 1 above, the Company shall maintain directors’ and officers’ insurance for the benefit of Director with insurers, and at coverage levels, customary for companies comparable in size and business to the Company.
3.    Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in clause 4 hereof, the Company hereby further agrees to hold harmless and indemnify Director:
(a)    against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Director becomes legally

Form Updated June 2013    1

obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Company) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, auditor, secretary, other officer or agent of the Company, or is or was serving or at any time serves at the Company’s request as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise; and
(b)    otherwise to the fullest extent as the Company may provide to Director under Article 96 of the Articles.
4.    Limitations on Indemnity. The Company will not provide indemnity pursuant to clauses 3 and 5 hereof:
(a)    on account of any determination or judgment against Director solely for an accounting of profits made from the purchase or sale by Director of securities of the Company pursuant to the provisions of Section 16(b) of the United States Securities Exchange Act of 1934 and amendments thereto or similar provisions of any United States federal, state or local statutory law;
(b)     on account of Director’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;
(c)    in respect of any liability that cannot be indemnified by reason of section 172 of the Act;
(d)    on account of Director’s conduct that is established by a final judgment as constituting a breach of Director’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Director was not legally entitled;
(e)    for which payment is actually made to Director under a valid and collectible insurance policy (other than a policy maintained by Silver Lake Technology Management, L.L.C. or one of its affiliated management companies or investment funds) or under a valid and enforceable indemnity clause, article or agreement (other than any clause, article or agreement set forth in the limited partnership agreement of Silver Lake Partners II Cayman, L.P. or one of its affiliated management companies or investment funds), except in respect of any excess beyond payment under such insurance, clause, article or agreement;
(f)    if indemnification is not lawful under the Act or otherwise; or
(g)    in connection with any proceeding (or part thereof) initiated by Director, or any proceeding by Director against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Act, or (iv) the proceeding is initiated pursuant to clause 8 hereof.
5.    Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Director is a director, officer, employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Director was serving in the capacity referred to herein.
6.    Partial Indemnification. Subject to the exclusions in clause 4 hereof, Director shall be entitled under this Agreement to indemnification by the Company for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Director becomes legally obligated to pay in connection with any action, suit or proceeding referred to in clause 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Company shall indemnify Director for the portion thereof to which Director is entitled.
7.    Notification and Defense of Claim. Not later than thirty (30) days after Director’s receipt of notice of the commencement of any action, suit or proceeding with respect to which Director may make a claim in respect thereof against the Company under this Agreement, Director will notify the Company of the commencement thereof; but any omission to so notify the Company will not relieve the Company of any liability it may have to Director under this Agreement except to the extent, and only to the extent, it can be shown that Director’s failure to timely notify directly caused damage to Director or the Company in such proceeding. Further, no such failure to notify shall relieve the Company of any liability it may have to Director otherwise than under this Agreement.
With respect to any such action, suit or proceeding for which Director provides notice to the Company of the commencement thereof:
(a)    the Company will be entitled to participate therein at its own expense;
(b)    except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Director. After notice from the Company to Director of its election to assume the defense thereof, the Company will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof, except for reasonable costs of investigation or otherwise as provided below. Director shall have the right to employ separate counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Director unless (i) the Company authorizes Director’s employment of separate counsel, (ii) Director reasonably concludes, and so notifies the Company, that there is an actual conflict of interest between the Company and Director in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Director’s separate counsel shall be at the Company’s expense. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Director shall have made the conclusion provided for in clause (ii) above;
(c)    the Company shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Company shall be permitted to settle any action in its discretion, provided, however, that any such settlement of an action with respect to which Director is to be indemnified hereunder shall include a full, unconditional release of Director, and provided further that no settlement may impose any penalty or limitation on Director without Director’s written consent, which Director may give or withhold in Director’s sole discretion;

(d)    the Company shall advance all expenses Director incurs in connection with such proceeding promptly following Director’s delivery of a written (i) request therefor and (ii) undertaking to repay said amounts if it is determined ultimately that Director is not entitled to be indemnified under the provisions of this Agreement, the Articles, the Act or otherwise; and
(e)    nothing in this clause 7 shall entitle Director to any indemnification, reimbursement or payment other than in accordance with section 172 of the Act and applicable law.
8.    Enforcement. Any right to indemnification or advances granted by this Agreement to Director shall be enforceable by or on behalf of Director in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within sixty (60) days of request therefor. Director, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. It shall be a defense to any action for which a claim for indemnification is made under clauses 3 or 5 hereof that Director is not entitled to indemnification because of the limitations set forth in clause 4 hereof. Neither the failure of the Company (including its Board of Directors or its members) to have made a determination prior to the commencement of such enforcement action that indemnification of Director is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its members) that such indemnification is improper shall be a defense to the action or create a presumption that Director is not entitled to indemnification under this Agreement or otherwise.
9.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
10.    Non-Exclusivity of Rights. The rights conferred on Director by this Agreement shall not be exclusive of any other right which Director may have or hereafter acquire under any statute, provision of the Company’s Memorandum and Articles of Association, agreement, vote of members or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.
11.    Survival of Rights.
(a)    The rights conferred on Director by this Agreement shall continue after Director has ceased to be a director, officer, employee or other agent of the Company or to serve at the request of the Company as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, and shall inure to the benefit of Director’s heirs, executors and administrators.
(b)    The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.
12.    Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Director to the fullest extent provided by the Articles, the Act or any other applicable law.
13.    Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the Republic of Singapore.
14.    Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.
15.    Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.
16.    Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.
17.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a)	If to Director, at the address indicated on the signature page hereof.

(b)	If to the Company, to:

AVAGO TECHNOLOGIES LIMITED
No. 1 Yishun Avenue 7
Singapore 768923
Attn: Secretary

With copy to:

Avago Technologies U.S. Inc.
350 West Trimble Road
Building 90
San Jose, CA 95131
Attention: General Counsel

or to such other address as the Company may have furnished to Director.
18.    Merger. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any and all prior agreements and understandings between them with respect thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

AVAGO TECHNOLOGIES LIMITED __________________________________
By:
Title:

DIRECTOR __________________________________

Address: